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                                                                      Exhibit 24

                                  POWER OF ATTORNEY

WHEREAS, LG&E ENERGY CORP., a Kentucky corporation, is to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1934, as amended, its Annual Report on Form 10-K for the year ended December 31, 1995 (the 1995 Form 10-K); and

WHEREAS, each of the undersigned holds the office or offices in LG&E ENERGY CORP. set opposite his or her name;

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints ROGER W. HALE and WALTER Z. BERGER, and each of them, individually, his attorney, with full power to act for him and in his name, place, and stead, to sign his name in the capacity or capacities set forth below to the 1995 Form 10-K and to any and all amendments to such 1995 Form 10-K and hereby ratifies and confirms all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals this 6th day of March 1996.

/s/ Roger W. Hale                      /s/ Dr. Donald C. Swain
-----------------                      -----------------------
ROGER W. HALE                          DR. DONALD C. SWAIN
Principal Executive                    Director
Officer and Director

/s/ Anne H. McNamara                   /s/ William C. Ballard
--------------------                   ----------------------
ANNE H. McNAMARA                       WILLIAM C. BALLARD
Director                               Director

/s/ Owsley Brown, II                   /s/ J. David Grissom
--------------------                   --------------------
OWSLEY BROWN, II                       J. DAVID GRISSOM
Director                               Director

/s/ Gene P. Gardner                    /s/ T. Ballard Morton, Jr.
-------------------                    --------------------------
GENE P. GARDNER                        T. BALLARD MORTON, JR.
Director                               Director

/s/ S. Gordon Dabney                   /s/ David B. Lewis
--------------------                   ------------------
S. GORDON DABNEY                       DAVID B. LEWIS
Director                               Director

/s/ Walter Z. Berger
--------------------
Walter Z. Berger, Principal
Financial and Accounting Officer

STATE OF KENTUCKY       )
                        )ss.
COUNTY OF JEFFERSON     )

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                              POWER OF ATTORNEY (cont.)

On this 6th day of March 1996, before me, Margaret L. Cowan, a Notary Public, State of Kentucky at Large, personally appeared the above named directors and officers of LG&E ENERGY CORP., a Kentucky corporation, and known to me to be the persons whose names are subscribed to the foregoing instrument, and they severally acknowledged to me that they executed the same as their own free act and deed.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on the date above set forth.

My Commission expires:                 /s/ Margaret L. Cowan
July 28, 1996                          Margaret L. Cowan, Notary Public
                                       State of Kentucky at Large